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                                                                Exhibit 23.1(d)



                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Boston Scientific Corporation of our report dated January 25, 1995, appearing on Exhibit 13.5 of Boston Scientific Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Seattle, Washington
February 25, 1997